EXHIBIT 23(a)

                        Consent of KPMG Peat Marwick LLP

The Board of Directors
Factory Card Outlet Corp.:

We consent to the incorporation by reference in this registration statement on Form S-8 of Factory Card Outlet Corp. of our report dated September 30, 1996, except as to Note 12, "Subsequent Events-Stock Split," which is as of November 19, 1996, relating to the financial statements and schedule of Factory Card Outlet Corp. and subsidiary as of June 29, 1996 and July 1, 1995, and for each of the years in the three-year period ended June 29, 1996, which report appears in the prospectus dated December 12, 1996, filed by Factory Card Outlet Corp. pursuant to Rule 424(b) under the Securities Act of 1933 and to our report dated February 28, 1997, relating to the financial statements and schedules of the Factory Card Outlet of America Ltd. Incentive Savings Plan as of December 31, 1996 and 1995, and for the years then ended, which report appears in the Form 11-K filed by Factory Card Outlet of America Ltd. Incentive Savings Plan.

                                                              KPMG PEAT MARWICK

Chicago, Illinois
June 27, 1997


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